UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Endwave Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(6)	Amount Previously Paid:

(7)	Form, Schedule or Registration Statement No.:

(8)	Filing Party:

(9)	Date Filed:

ENDWAVE CORPORATION
130 Baytech Drive
San Jose, California 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 18, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Endwave Corporation, a Delaware corporation. The meeting will be held on Wednesday, July 18, 2007 at 8:00 a.m. local time at 130 Baytech Drive, San Jose, California, for the following purposes:

1. To elect two directors to hold office until the 2010 Annual Meeting of Stockholders;

2. To approve an amendment to our Certificate of Incorporation to decrease the authorized number of shares of common stock from 100,000,000 to 50,000,000 shares;

3. To approve our 2007 Equity Incentive Plan;

4. To ratify the selection by the Audit Committee of the Board of Directors of Burr, Pilger & Mayer LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

5. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is May 30, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Brett W. Wallace
Corporate Secretary

San Jose, California
June 12, 2007

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ENDWAVE CORPORATION
130 Baytech Drive
San Jose, California 95134

PROXY STATEMENT

FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
July 18, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Endwave Corporation (sometimes referred to as the “Company” or “Endwave”) is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about June 18, 2007 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on May 30, 2007 will be entitled to vote at the annual meeting. On this record date, there were 11,613,634 shares of common stock and 300,000 shares of Series B Preferred Stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on May 30, 2007 your shares were registered directly in your name with Endwave’s transfer agent, Computershare Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on May 30, 2007 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of two directors;

•	Approval of an amendment to our Certificate of Incorporation to decrease the authorized number of shares of common stock from 100,000,000 to 50,000,000 shares;

•	Approval of our 2007 Equity Incentive Plan; and

•	Ratification of Burr, Pilger & Mayer LLP as our independent registered public accounting firm for the fiscal year ending 2007.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Endwave. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock and ten votes for each share of Series B Preferred Stock you owned as of May 30, 2007.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of both nominees for director, “For” the decrease in the authorized shares of common stock from 100,000,000 to 50,000,000, “For” the approval of our 2007 Equity Incentive Plan and “For” the ratification of the selection of Burr, Pilger & Mayer LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to Endwave’s Corporate Secretary at 130 Baytech Drive, San Jose, California 95134.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 18, 2008 to our Corporate Secretary at 130 Baytech Drive, San Jose, California 95134. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no earlier than March 20, 2008 and no later than by April 19, 2008, or within such other period as is specified in our bylaws. You are advised to review our bylaws, which contain additional requirements concerning stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For,” “Withhold” and “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal, except for Proposal No. 2. For Proposal No. 2, broker non-votes will have the same effect as “Against” votes.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	For Proposal No. 1, the election of two directors, the two nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of such director) will be elected. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect. The holders of our common stock and Series B Preferred Stock, voting together as a class, are entitled to vote on the election of Mr. Lazzara. The holders of our Series B Preferred Stock, voting separately as a class, are entitled to vote on the election of Mr. Stonestrom.

•	To be approved, Proposal No. 2, approval of a decrease in the number of authorized shares of common stock, must receive “For” votes from the holders of a majority of the outstanding voting power of both our common stock and Series B Preferred Stock, voting together as a class, and “For” votes from the holders of a majority of the outstanding shares of our common stock, voting separately as a class. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes.

•	To be approved, Proposal No. 3, approval of our 2007 Equity Incentive Plan, “For” votes from the holders of a majority of votes present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal No. 4, the ratification of the selection of Burr, Pilger & Mayer LLP as our independent registered public accounting firm, must receive “For” votes from the holders of a majority of votes present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding votes entitled to vote at the meeting are represented by stockholders present at the meeting or by proxy. On the record date, there were 11,613,634 shares of common stock and 300,000 shares of Series B Preferred Stock, representing 3,000,000 votes, outstanding and entitled to vote. Thus, the holders of 7,306,818 votes must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the Chairman of the Meeting or the holders of a majority of votes present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the fiscal quarter ending September 30, 2007.

Proposal 1

Election of Directors

Our Board of Directors (the “Board”) is divided into three classes, with each class having a three-year term. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting; except that the holders of our Series B Preferred Stock, voting separately as a class, are entitled to elect one director. In 2006, Mr. Eric Stonestrom was appointed to the Board as the director designated by the holders of our Series B Preferred Stock, and he is named as a nominee for election as a director at this year’s Annual Meeting. Only the holders of our Series B Preferred Stock, voting separately as a class, may vote on the election of Mr. Stonestrom.

Unless the Board determines otherwise, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. This includes vacancies created by an increase in the number of directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the authorized number of directors on the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and has qualified or until the director’s death, resignation or removal.

The Board presently has six members. Each of the nominees named below, other than Mr. Stonestrom, is currently a director of Endwave who was previously elected by our stockholders. There are two directors in the class whose term of office expires in 2007. If elected at the annual meeting, each nominee would serve until the 2010 Annual Meeting and until his successor is elected and has qualified, or until the director’s death, resignation or removal. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. All current directors who were serving as directors at the time of the 2006 Annual Meeting of Stockholders attended the 2006 Annual Meeting of Stockholders.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that the nominees should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominees as the Board may propose. The persons nominated for election have agreed to serve if elected, and the Board has no reason to believe that these nominees will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting. The age specified for each director is as of June 12, 2007.

Nominees for Election for a Three-year Term Expiring at the 2010 Annual Meeting

Joseph J. Lazzara

Mr. Lazzara, age 55, has served as a director of Endwave since February 2004. Since September 2006, Mr. Lazzara has served as the Vice Chairman and as a director of Omron Scientific Technologies, Inc. (formerly known as Scientific Technologies, Inc.), a manufacturer and supplier of machine safeguarding products and automation sensors that was acquired by Omron Corporation, a publicly traded Japanese corporation in September 2006. Since September 2006, Mr. Lazzara has also served as the Vice Chairman and Director of Automation Products Group, Inc., a privately held manufacturer of automation sensors, including level, pressure and ultrasonic sensors. Prior to the acquisition of Scientific Technologies by Omron in September 2006, Scientific Technologies was publicly traded and Mr. Lazzara served as the Chief Executive Officer between June 1993 and September 2006, as the President of Scientific Technologies between June 1989 and September 2006 and as the Treasurer and a director of Scientific Technologies between September 1984 and September 2006. Mr. Lazzara served as a Vice President of Scientific Technologies between September 1984 and June 1989. He also served as Treasurer and a director of Scientific Technologies’ parent company, Scientific Technology Incorporation, between August 1981 and September 2006. Prior to August 1981, Mr. Lazzara was employed by Hewlett-Packard Company, a global technology solutions provider, in Process and Engineering Management. Mr. Lazzara received a B.S. in engineering from Purdue University and an M.B.A. from Santa Clara University. Mr. Lazzara also serves as a member of the Board of Directors of AeA (the American Electronics Association).

Eric D. Stonestrom

Mr. Stonestrom, age 45, has served as a director of Endwave since July 2006. Mr. Stonestrom is currently President and Chief Executive Officer of Airspan Networks, a supplier of broadband wireless equipment. Mr. Stonestrom joined Airspan at its inception in January 1998 as Executive Vice President and Chief Operating Officer. In May 1998, he was named Airspan’s President and Chief Executive Officer as well as a member of the Board of Directors. From 1995 to January 1998, Mr. Stonestrom was employed by DSC Communications Corporation as a Vice President of operating divisions, including the Airspan product line. From 1984 until 1995, Mr. Stonestrom worked at Bell Laboratories and AT&T in a variety of positions. He received B.S., M.S. and M. Eng. degrees in 1982, 1983 and 1984, respectively, from the College of Engineering at the University of California at Berkeley.

The Board of Directors Recommends
A Vote in Favor of Each Named Nominee.

Directors Continuing in Office Until the 2008 Annual Meeting

John M. McGrath, Jr.

Mr. McGrath, age 42, has served as a director of Endwave since January 2005. Mr. McGrath is currently the Vice President and Chief Financial Officer for Network Equipment Technologies, a manufacturer of data networking equipment for government and enterprise applications, a position he has held since 2001. Prior to joining Network Equipment Technologies, Mr. McGrath was an independent consultant to enterprise software firm Niku Corporation. From 1997 to 2000, Mr. McGrath served in various financial capacities at Aspect Communications, including as Vice President of Finance and Director of Finance for Europe, Middle East and Africa. Prior to that, he was Director of Finance for TCSI Corporation. From 1986 to 1991, Mr. McGrath worked as a Manager in the High Technology/Manufacturing Group at Ernst & Young LLP. Mr. McGrath holds a B.S. in Accounting from the University of Wyoming and an M.B.A. from the Stanford Graduate School of Business and is a registered C.P.A. in the state of California. Mr. McGrath is also on the board of the Presidio Fund, a publicly traded mutual fund.

Wade Meyercord

Mr. Meyercord, age 66, has served as a director of Endwave since March 2004. From 1987 to present, Mr. Meyercord has served as President of Meyercord and Associates, a consulting firm specializing in board of directors and executive compensation. From 1999 to 2002, Mr. Meyercord served as Senior Vice President and Chief Financial Officer of RioPort.com, Inc., a company that delivers an integrated, secure platform for acquiring, managing and experiencing music and spoken audio programming from the Internet. From 1998 to 1999, Mr. Meyercord Served as Senior Vice President, e-commerce of Diamond Multimedia. Prior to 1998, Mr. Meyercord held various management and/or executive level positions with Read-Rite Corporation, Memorex Corporation and IBM Corporation. Mr. Meyercord received a B.S. in mechanical engineering from Purdue University and an M.B.A. in engineering administration from Syracuse University. Mr. Meyercord serves as a member on the Board of Directors of Microchip and California Micro Devices.

Directors Continuing in Office Until the 2009 Annual Meeting

Edward A. Keible

Mr. Keible, age 63, has served as our President and Chief Executive Officer and as a director since January 1994. From 1973 until 1993, Mr. Keible held various positions at Raychem Corporation, a materials science company, culminating in the position of Senior Vice President with specific oversight of Raychem’s International and Electronics Groups. Mr. Keible holds a B.A. in engineering sciences and a B.E. and an M.E. in materials science from Dartmouth College and an M.B.A. from Harvard Business School.

Edward C.V. Winn

Mr. Winn, age 68, has served as director of Endwave since July 2000. From March 1992 to January 2000, Mr. Winn served in various capacities with TriQuint Semiconductor, Inc., a semiconductor manufacturer, most recently as Executive Vice President, Finance and Administration and Chief Financial Officer. Previously, Mr. Winn served in various capacities with Avantek, Inc., a microwave component and subsystem manufacturer, most recently as Product Group Vice President. Mr. Winn received a B.S. in Physics from Rensselaer Polytechnic Institute and an M.B.A. from Harvard Business School. Mr. Winn serves as a member on the Board of Directors of Volterra Semiconductor Corporation.

Meetings of the Board of Directors

The Board met six times during 2006. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member.

Independence of the Board of Directors

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of our Board of Directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Endwave, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable NASDAQ listing standards: Mr. Winn, Mr. Meyercord, Mr. Lazzara, Mr. McGrath and Mr. Stonestrom. In making this determination, the Board found that none of the these directors had a material or other disqualifying relationship with Endwave. Mr. Keible, our President and Chief Executive Officer is not an independent director by virtue of his employment with us.

As required under applicable NASDAQ listing standards, in 2006, our independent directors met five times in regularly scheduled executive sessions at which only independent directors were present. Each executive session was led by Mr. Winn. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Endwave Corporation at 130 Baytech Drive, San Jose, California 95134. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chairman of the Board or the Chairpersons of the Audit, Compensation or Nominating and Governance Committees.

Information Regarding the Board of Directors and Its Committees

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The following table provides membership and meeting information for fiscal 2006 for each of the Board committees:

Nominating and
Name	Audit		Compensation		Governance

Edward A. Keible, Jr.
Joseph J. Lazzara	X		X		X	*
John M. McGrath, Jr.	X	*
Wade Meyercord			X	*	X
Eric D. Stonestrom			X		X
Edward C.V. Winn	X		X		X
Total meetings in fiscal 2006	9		3		2

*	Committee Chairperson

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate, to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to us.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of our independent registered public accounting firm; determines and approves the engagement of our independent registered public accounting firm; determines whether to retain or terminate our existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of our independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by law; confers with management and our independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm, including reviewing our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee is composed of three non-employee directors: Messrs. Lazzara, McGrath (Chairman) and Winn. The Audit Committee has adopted a written charter that is available to stockholders on our website at www.endwave.com.

The Board of Directors annually reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards). The Board of

Directors has also determined that each of Messrs. McGrath and Winn qualifies as an “audit committee financial expert,” as defined in applicable rules promulgated by the Securities and Exchange Commission, or the SEC. The Board made a qualitative assessment of each of Messrs. McGrath’s and Winn’s level of knowledge and experience based on a number of factors, including their respective formal education and experience as chief financial officers for public reporting companies.

Compensation Committee

The Compensation Committee of our Board of Directors reviews and approves our overall compensation strategy and policies. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our Chief Executive Officer; reviews and approves the compensation and other terms of employment of our other officers; and administers our stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. The Compensation Committee is composed of four non-employee directors: Messrs. Lazzara, Meyercord (Chairman), Stonestrom and Winn. All current members of our Compensation Committee are independent within the meaning of Rule 4200(a)(15) of the NASDAQ listing standards. The Compensation Committee has adopted a written charter that is available to stockholders on our website at www.endwave.com

The responsibilities of the Compensation Committee, as stated in its charter, include the following:

•	developing compensation policies that will attract and retain the highest quality executives, that will clearly articulate the relationship of corporate performance to executive compensation and will reward executives for Endwave’s progress;

•	proposing to the Board of Directors the adoption, amendment and termination of stock option plans, stock appreciation rights plans, pension and profit sharing plan, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans and other similar plans;

•	granting rights, participation and interests in such plans to eligible participants, subject in certain cases to ratification by the Board; and

•	reviewing and approving such other compensation matters as may be necessary or appropriate in view of the Compensation Committee’s overall responsibility.

Our Compensation Committee plays an integral role in setting executive officer compensation each year. In the first quarter of each year, our Compensation Committee holds a regular meeting in which our Chief Executive Officer and Chief Financial Officer review with the Compensation Committee Endwave’s financial and business performance for the previous year and management’s business outlook and operating plan for the current year. In reviewing the prior year’s performance, the Compensation Committee compares our performance to the financial and operational goals set for such year and the bonus targets. In this meeting, the Chief Executive Officer also reviews with the Compensation Committee his assessment of the individual performance of each executive officer, including his own performance, according to a variety of qualitative performance criteria and salary and bonus trends. In addition, during the fourth quarter of each year, the Chairman of the Compensation Committee discusses with the full Board, recent data and current trends in equity ownership programs for comparable companies. Taking into account the information conveyed and discussed at these meetings and the recommendations of our Chief Executive Officer, the Compensation Committee then determines, subject in some cases to ratification by the full Board of Directors:

•	the amount of bonus to be awarded to each executive officer in respect of the prior year’s performance;

•	whether to raise, lower or maintain the executive officer’s base salary for the current year;

•	the bonus targets to be set for the executive officers for the current year; and

•	option grants, if any, to be awarded to each executive officer.

Commencing this year, the Compensation Committee also began to review with management our Compensation Discussion and Analysis (“CD&A”) and to consider whether to recommend that it be included in proxy statements and other filings.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as our directors consistent with criteria approved by the Board; reviewing and evaluating incumbent directors, recommending candidates for election to the Board of Directors; making recommendations to the Board regarding the membership of the committees of the Board; and assessing the performance of management and our Board of Directors. The Nominating and Governance Committee is composed of four non-employee directors: Messrs. Lazzara (Chairman), Meyercord, Stonestrom and Winn. All members of the Nominating and Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards). The Nominating and Governance Committee has adopted a written charter that is available to stockholders on our website and www.endwave.com.

The Nominating and Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal and professional integrity and ethics. The Nominating and Governance Committee will seriously consider only those candidates who have demonstrated exceptional ability and judgment and who are expected to be effective, in connection with the other nominees to the Board, in providing the skills and expertise appropriate for us and serving the long-term interests of our stockholders. However, the Nominating and Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Governance Committee considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of Endwave and the Board, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews such directors’ overall service to Endwave during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Governance Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable rules and regulations promulgated by the SEC and the advice of counsel, if necessary. The Nominating and Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. In fiscal 2006, the Nominating and Governance Committee paid no fees to any outside entity or director to assist in the process of identifying or evaluating director candidates.

The Nominating and Governance Committee will consider any qualified director candidates recommended by stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Governance Committee at 130 Baytech Drive, San Jose, California 95134 no sooner than 120 days and no later than 90 days prior to the first anniversary of the most recent Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications With The Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Corporate Secretary of Endwave Corporation at 130 Baytech Drive, San Jose, California 95134. These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent Directors of the Board. All communications directed to the Audit Committee in accordance with our Code of Business Conduct and Ethicsthat relate to questionable accounting or auditing matters involving Endwave will be promptly and directly forwarded to the Audit Committee without screening.

Code Of Business Conduct and Ethics

We have adopted the Endwave Corporation Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Endwave Corporation Code of Business Conduct and Ethics is available on our website at www.endwave.com. We will post on our website any amendments to this code or any waivers of this code that apply to directors or executive officers.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2006 with our management. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from our independent registered public accounting firm required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T, and has discussed with our independent registered public accounting firm the independent registered public accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Audit Committee

Mr. John M. McGrath (Chairperson)
Mr. Joseph J. Lazzara
Mr. Edward C. V. Winn

      * The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Proposal 2

Approval of Decrease in Number of Authorized Shares of Common Stock

The Board of Directors is requesting stockholder approval of an amendment to our Certificate of Incorporation to decrease our authorized number of shares of common stock from 100,000,000 shares to 50,000,000 shares.

Adoption of the proposed amendment is sought to reduce the administrative costs related to having so many authorized shares. We estimate that approximately $60,000 in costs and fees can be saved in 2007 by reducing the number of authorized shares by half, to 50,000,000 shares.

Adoption of the proposed amendment would not affect the rights of the holders of our currently outstanding common stock or Series B Preferred Stock. If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.

In addition to the 11,616,122 shares of common stock outstanding on May 18, 2007, the Board has reserved 3,388,235 shares for future issuance upon exercise of options and rights granted or to be granted under our equity incentive and employee stock purchase plans, and up to 3,900,000 shares of common stock that may be issued upon conversion of shares of Series B Preferred Stock and exercise of warrants currently held by Oak Investments XI, Limited Partnership, a private investment fund.

The affirmative vote of the holders of a majority of the outstanding voting power of both our common stock and Series B Preferred Stock, voting together as a class, and the affirmative vote of the holders of a majority of the outstanding shares of our common stock, voting separately as a class, will be required to approve this amendment to our Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

The Board of Directors Recommends
A Vote in Favor of Proposal 2.

Proposal 3

Approval of 2007 Equity Incentive Plan

The 2007 Equity Incentive Plan, or the 2007 Plan, was adopted by the Board on May 29, 2007, subject to stockholder approval. The 2007 Plan is the successor to and continuation of our 2000 Equity Incentive Plan, or the 2000 Plan. The text of the 2007 Plan is attached to this proxy statement as Appendix A and a summary of the key terms of the 2007 Plan is provided below. The key terms of the 2007 Plan are similar to those of the 2000 Plan, except as otherwise noted below.

There are 4,690,482 shares of common stock currently reserved for issuance under the 2000 Plan. As of May 18, 2007, 1,871,665 shares had been issued and were outstanding pursuant to stock awards under the 2000 Plan (of which 7,927 shares are subject to a right of repurchase), 2,349,664 shares were reserved for future issuance pursuant to outstanding stock awards under the 2000 Plan and 469,153 shares remained available for future issuance under the 2000 Plan (plus any shares that might in the future be returned to the 2000 Plan as a result of cancellation or expiration of stock awards).

All shares reserved for issuance under the 2000 Plan will carry over into the 2007 Plan. This Proposal No. 3 also seeks an increase in the number of shares that may be issued under the 2007 Plan beyond those reserved for issuance under the 2000 Plan by 1,250,000 shares, such that an aggregate of 5,940,482 shares will be reserved for issuance under the 2007 Plan. Further, the number of shares that may be issued under the 2007 shall be increased automatically on January 1 of each year, beginning in 2008 and ending in 2012, by a number of shares equal to the lesser of (i) six percent of the number of shares of our common stock outstanding (assuming conversion of all outstanding shares of preferred stock) on such date, (ii) 1,500,000 shares and (iii) such lower number of shares as determined by the Board prior to such date.

This Proposal No. 3 also seeks stockholder approval of provisions that are required to ensure that options, stock appreciation rights and performance-based stock and cash awards granted under the 2007 Plan qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. Section 162(m) denies a deduction to any publicly held corporation for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. For the grant of awards to qualify as “performance-based compensation” under Section 162(m), among other things, a plan must provide a per-person limitation on the number of shares subject to options, stock appreciation rights and performance-based awards, and on the amount of cash that may be subject to performance-based cash awards, granted to any employee under the plan in any year. Further, Section 162(m) requires that the exercise price of options and stock appreciation rights be at least 100% of the fair market value of the underlying common stock on the date of grant. Accordingly, the 2007 Plan includes annual per-person and exercise-price limitations in order to comply with Section 162(m). In addition, certain awards may qualify as “performance-based compensation” only if the awards are granted or vest based upon the achievement of certain corporate performance goals that are consistent with one or more pre-established criteria enumerated under the plan. Accordingly, the 2007 Plan includes a description of such criteria.

The approval of the 2007 Plan will allow us to continue to grant stock options and other equity awards at levels determined appropriate by the Board, including grants in connection with the acquisition of new businesses. The 2007 Plan will allow us to utilize a broad array of equity incentives in order to secure and retain the services of our employees, consultants and directors, and to provide incentives for such persons to exert maximum efforts for our success and the success of our affiliates.

Stockholders are requested in this Proposal 3 to approve the 2007 Plan. The affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 2007 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors Recommends
A Vote in Favor of Proposal 3.

The material features of the 2007 Plan are outlined below. The following description of the 2007 Plan is a summary only and is qualified in its entirety by reference to the 2007 Plan attached hereto as Appendix A. The summary below discusses any material differences between the terms of the 2007 Plan and the 2000 Plan.

General

The 2007 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of equity compensation, together referred to as stock awards, as well as performance cash awards, together with stock awards, referred to as awards. By contrast, the 2000 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses and rights to acquire restricted stock. Incentive stock options granted under the 2007 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code. Nonstatutory stock options granted under the 2007 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of stock awards.

Purpose

The Board adopted the 2007 Plan to provide a means to secure and retain the services of employees (including officers), consultants and directors eligible to receive awards, to provide incentives for such individuals to exert maximum efforts for our success and the success of our affiliates, and to provide a means by which such eligible individuals may be given an opportunity to benefit from increases in the value of our common stock through the grant of stock awards.

Administration

The Board administers the 2007 Plan. Subject to the provisions of the 2007 Plan, the Board has the authority to construe and interpret the 2007 Plan, to approve the forms of award agreements for use under the 2007 Plan, and to determine the persons to whom and the dates on which awards will be granted, what type or combination of types of awards will be granted, the number of shares of common stock to be subject to each stock award, the time or times during the term of each stock award within which all or a portion of the award may be exercised, the exercise, purchase or strike price of each stock award, the type of consideration permitted to exercise or purchase each stock award, and other terms of the awards.

The Board has the authority to delegate some or all of the administration of the 2007 Plan to a committee or committees. In the discretion of the Board, a committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. If administration is delegated to a committee, the committee has the authority to delegate certain administrative powers to a subcommittee of one or more members. The Board has delegated to its Compensation Committee the right to administer the 2007 Plan.

The Board may also delegate to one or more of our officers the authority to designate employees (other than officers) to be recipients of stock awards and the terms thereof and/or determine the number of shares of our common stock to be subject to the stock awards granted to such employees, so long as the Board resolution delegating such authority specifies the total number of shares of common stock underlying stock awards that the officer may grant and the officer does not grant any stock awards to himself or herself. The Board may not delegate the authority to determine the fair market value of the common stock underlying stock awards. As used herein with respect to the 2007 Plan, the “Board” refers to any committee the Board appoints or, if applicable, any subcommittee, as well as to the Board itself.

Eligibility

Incentive stock options may be granted under the 2007 Plan only to our employees (including officers) and employees of our affiliates. Our employees (including officers), consultants and directors and employees (including officers) and consultants of our affiliates are eligible to receive all other types of awards under the 2007 Plan. All of our approximately 200 employees, directors and consultants are eligible to participate in the 2007 Plan.

No incentive stock option may be granted under the 2007 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Endwave or its affiliates, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined on the date of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2007 Plan and any other plans of Endwave and its affiliates) may not exceed $100,000.

Under the 2007 Plan, no person may be granted options or stock appreciation rights covering more than 1,500,000 shares of common stock during any calendar year, referred to as the Section 162(m) Limitation. Under the 2000 Plan, the Section 162(m) Limitation was 187,500 shares.

Stock Subject to the 2007 Plan

The maximum number of shares of common stock available for issuance, or the “share reserve,” under the 2007 Plan is 5,940,482 shares (plus any shares of common stock subject to outstanding stock awards that revert to the reserve of the 2007 Plan pursuant to the terms of the 2007 Plan). Further, the number of shares that may be issued under the 2007 Plan shall be shall be increased automatically on January 1 of each year, beginning in 2008 and ending in 2012, by a number of shares equal to the lesser of (i) six percent of the number of shares of our common stock outstanding (assuming conversion of all outstanding shares of preferred stock) on such date, (ii) 1,500,000 shares and (iii) such lower number of shares as determined by the Board prior to such date.

Under the 2007 Plan, shares may be issued in connection with a merger or acquisition as permitted by NASDAQ rules, and such issuance shall not reduce the number of shares available for issuance under the 2007 Plan. If a stock award granted under the 2007 Plan expires or otherwise terminates without being exercised in full, or if any shares of common stock issued pursuant to a stock award are forfeited to or repurchased by us, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares or if any stock award is settled in cash, then the shares of common stock not issued under such stock award, or forfeited to or repurchased by us shall revert to and again become available for issuance under the 2007 Plan. Additionally, if any shares subject to a stock award granted under the 2007 Plan are not delivered to a participant because such shares are withheld for the payment of taxes or the stock award is exercised through a reduction of shares subject to the stock award (i.e., “net exercised”), or an appreciation distribution in respect of a stock appreciation right is paid in shares of common stock, the number of shares that are not delivered shall remain available for issuance under the 2007 Plan. Similarly, if the exercise price of any stock award is satisfied by tendering shares of common stock held by the participant, then the number of shares so tendered shall also remain available for issuance under the 2007 Plan.

By contrast, under the 2000 Plan the only shares that revert to and become available again for issuance are shares that are not acquired under stock awards that expire or otherwise terminate without being exercised in full.

The aggregate maximum number of shares of common stock that may be issued under the 2007 Plan pursuant to the exercise of incentive stock options is equal to the number of shares in the share reserve.

There are 4,690,482 shares of common stock reserved for issuance under the 2000 Plan and 150,000 shares of common stock reserved for issuance under the 2000 Non-Employee Directors’ Stock Option Plan, or the Directors’ Plan. As of May 18, 2007, 1,871,665 shares and 49,735 shares had been issued and were outstanding pursuant to stock awards under the 2000 Plan and the Directors’ Plan, respectively (of which 7,927 shares are subject to a right of repurchase), 2,349,664 shares and 100,147 shares were reserved for future issuance pursuant to outstanding stock awards under the 2000 Plan and the Directors’ Plan, respectively, and 469,153 shares and 118 shares remained available for future issuance under the 2000 Plan and the Directors’ Plan, respectively (plus any shares that might in the future be returned to both plans as a result of cancellation or expiration of stock awards). The weighted average exercise price of options outstanding as of May 18, 2007 was approximately $13.24, and the weighted average remaining term of such options was approximately 8.36 years. As of May 18, 2007, 11,616,122 shares of our common stock were outstanding, 3,900,000 shares of common stock were issuable upon the conversion of shares of preferred stock that were outstanding or issuable upon exercise of outstanding warrants and 469,153 shares were available for issuance under our 2000 Employee Stock Purchase Plan. Except as set forth above, as of May 18, 2007, no shares of common stock were subject to issuance upon the conversion of any convertible securities or upon the exercise of outstanding warrants or other purchase rights.

Terms of Options

Options may be granted under the 2007 Plan pursuant to stock option agreements. The following is a description of the permissible terms of options under the 2007 Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.

Exercise Price.  The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options may not be less than 100% of the fair market value of the stock on the date of grant. Accordingly, if this Proposal 3 is approved by our stockholders, all options granted by us under the 2007 Plan must carry an exercise price of at least 100% of the fair market value of the stock on the date of grant. By contrast, the exercise price of nonstatutory stock options under the 2000 Plan may not be less than 85% of the fair market value of the stock on the date of grant. As of May 18, 2007, the closing price of our common stock as reported on the NASDAQ Global Market was $10.22 per share.

Consideration.  The exercise price of options granted under the 2007 Plan may be paid, to the extent permitted by applicable law and at the discretion of the Board, (i) by cash, check, bank draft or money order, (ii) pursuant to a broker-assisted cashless exercise, (iii) by delivery of other common stock of Endwave, (iv) pursuant to a net exercise arrangement or (iv) in any other form of legal consideration acceptable to the Board. Under the 2000 Plan, the exercise price shall be paid either (i) in cash at the time the option is exercised or (ii) at the discretion of the Board at the time of the grant, (A) by delivery of other common stock of Endwave, (B) according to a deferred payment or other arrangement or (C) in any other form of legal consideration that may be acceptable to the Board.

Vesting.  Options granted under the 2007 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Board. Vesting typically will occur during the optionholder’s continued service with us or with an affiliate, whether such service is performed in the capacity of an employee, consultant or director, collectively referred to as service, and regardless of any change in the capacity of the service performed. Shares covered by different options granted under the 2007 Plan may be subject to different vesting terms. The Board has the authority to accelerate the time during which an option may vest or be exercised. Options granted under the 2007 Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows us to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting.

Term.  The maximum term of options granted under the 2007 Plan is 10 years, except that in certain cases (see “Eligibility” above) the maximum term is five years.

Termination of Service.  Options granted under the 2007 Plan generally terminate 3 months after termination of the participant’s service unless (i) termination is due to the participant’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the participant dies before the participant’s service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months following the participant’s death by the person or persons to whom the rights to such option have passed; (iii) if the stock option agreement so provides, such termination is for cause (as defined in the stock option agreement), in which case the option will terminate upon the termination date; or (iv) the option by its terms specifically provides otherwise. Under the 2007 Plan, the option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

Restrictions on Transfer.  Unless provided otherwise by the Board, a participant in the 2007 Plan may not transfer an option other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. During the lifetime of the participant, only the participant (or the transferee pursuant to a domestic relations order) may exercise an option. A participant may also designate a beneficiary who may exercise an option following the participant’s death.

Terms of Restricted Stock Awards

Restricted stock awards may be granted under the 2007 Plan pursuant to restricted stock award agreements. Under the 2000 Plan, restricted stock awards and stock bonuses may be granted pursuant to restricted stock award agreements or stock bonus agreements.

Consideration.  The Board may grant restricted stock awards in consideration for past or future services actually or to be rendered to us or in exchange for any other form of legal consideration acceptable to the Board. Under the 2000 Plan, the purchase price may not be less than 85% of the fair market value of the our common stock on the date of purchase and must be paid either in cash at the time of purchase or, at the discretion of the Board, pursuant to a deferred payment arrangement or in any other form of legal consideration acceptable to the Board.

Vesting.  Shares of stock acquired under a restricted stock award agreement may, but need not, be subject to forfeiture to us in accordance with a vesting schedule as determined by the Board. The Board has the authority to accelerate the vesting of stock acquired pursuant to a restricted stock award.

Termination of Service.  Upon termination of a participant’s service, we may reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable restricted stock award agreement.

Restrictions on Transfer.  Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as determined by the Board.

Terms of Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2007 Plan pursuant to restricted stock unit award agreements.

Consideration.  The purchase price, if any, for stock unit awards may be paid in any form of legal consideration acceptable to the Board.

Settlement of Awards.  A stock unit award may be settled by the delivery of shares of our common stock, in cash or by any combination of these means as determined by the Board.

Vesting.  Stock unit awards vest at the rate specified in the restricted stock unit award agreement as determined by the Board. However, at the time of grant, the Board may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the restricted stock unit award after vesting.

Dividend Equivalents.  Dividend equivalent rights may be credited with respect to shares covered by a restricted stock unit award. However, we do not anticipate paying cash dividends on our common stock for the foreseeable future.

Termination of Service.  Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of service.

Terms of Stock Appreciation Rights

Stock appreciation rights may be granted under the 2007 Plan pursuant to stock appreciation rights agreements. Stock appreciation rights may be granted as stand-alone stock awards or in tandem with other stock awards.

Exercise.  Each stock appreciation right is denominated in shares of common stock equivalents. The strike price of each stock appreciation right shall not be less than 100% of the fair market value of the common stock equivalents subject to the stock appreciation right on the date of grant. Upon exercise of a stock appreciation right, we will pay the participant an amount equal to the excess of (i) the aggregate fair market value of our common stock on the date of exercise over (ii) the strike price determined by the Board on the date of grant.

Settlement of Awards.  The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of our common stock, any combination of the two or any other form of consideration determined by the Board.

Vesting.  Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the Board.

Termination of Service.  Upon termination of a participant’s service, the participant generally may exercise any vested stock appreciation right for 3 months (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. If provided in a participant’s stock appreciation rights agreement, upon termination of a participant’s service for cause, the stock appreciation right shall terminate upon the termination date of such participant’s service. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Terms of Performance Awards

The 2007 Plan allows the Board to issue performance stock awards and performance cash awards, referred to as performance awards. Performance awards may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals. All of our employees, consultants and directors are eligible to receive performance awards under the 2007 Plan. The length of any performance period, the performance goals to be achieved during the performance period and the measure of whether and to what degree such performance goals have been attained shall be determined by the Board. The maximum amount to be received by any individual in any calendar year attributable to such performance awards may not exceed 1,500,000 shares of our common stock, in the case of performance stock awards, or $1,000,000 in the case of performance cash awards.

In granting a performance award, the Board will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured for the purpose of determining whether the award recipient has a vested right in or to such performance award. Within the time period prescribed by Section 162(m) of the Code (typically before the 90th day of a performance period), the Board will establish the performance goals, based upon one or more pre-established criteria, or performance criteria, enumerated in the 2007 Plan and described below. As soon as administratively practicable following the end of the performance period, the Board will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the 2007 Plan shall be established by the Board, based on one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; and (xxx) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

The Board is authorized to determine whether, when calculating the attainment of performance goals for a performance period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals.

If this Proposal 3 is approved by our stockholders, compensation attributable to performance awards under the 2007 Plan will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain and (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied.

Terms of Other Stock Awards

The Board may grant other stock awards that are valued in whole or in part by reference to our common stock. Subject to the provisions of the 2007 Plan, the Board has the authority to determine the persons to whom and the dates on which such other stock awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards.

Changes to Capital Structure

If any change is made to the outstanding shares of our common stock without our receipt of consideration (whether through a stock split or other specified change in our capital structure), appropriate adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2007 Plan; (ii) the maximum number and/or class of securities issuable pursuant to the exercise of incentive stock options; (iii) the maximum number and/or class of securities for which any one person may be granted stock awards per calendar year pursuant to the limitation under Section 162(m) of the Code; and (iv) the number and/or class of securities and the price per share in effect under each outstanding stock award under the 2007 Plan.

Corporate Transactions

Under the 2007 Plan, unless otherwise provided in the instrument evidencing a stock award or in a written agreement between us or any affiliate and the holder of a stock award or unless expressly provided by the Board at the time of the grant of a stock award, in the event of a corporate transaction (as specified in the 2007 Plan and described below), all outstanding stock awards under the 2007 Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by individuals whose continuous service with us or an affiliate has not terminated prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full and such awards will terminate if not exercised prior to the effective date of the corporate transaction and any rights of repurchase held by us shall lapse and (ii) with respect to any stock awards that are held by any other individuals, the vesting and exercisability provisions of such stock awards will not be accelerated and such awards will terminate if not exercised prior to the effective date of the corporate transaction (except that any reacquisition or repurchase rights held by us with respect to such stock awards shall not terminate and may continued to be exercised notwithstanding the corporate transaction). Under the 2007 Plan, but not the 2000 Plan, in the event a stock award will terminate if not exercised, the Board may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but will receive a payment equal to the excess of the value of the property the holder would have received upon exercise over any exercise price.

For purposes of the 2007 Plan, a corporate transaction will be deemed to occur in the event of (i) a sale or other disposition of all or substantially all of the securities or consolidated assets of Endwave and its subsidiaries, (ii) the consummation of a merger or consolidation in which we are not the surviving corporation or (iii) the consummation of a merger or consolidation in which we are the surviving corporation but shares of our outstanding common stock are converted into other property by virtue of the transaction. The Board has the ability to apply a different definition of corporate transaction in any individual stock award.

The acceleration of vesting of a stock award in the event of a corporate transaction may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Endwave.

Under the 2007 Plan, in the event of a dissolution or liquidation, all outstanding stock awards shall terminate immediately prior to the completion of such dissolution or liquidation and any shares subject to a right of repurchase may be repurchased by us, provided that the Board may, in its sole discretion, cause some or all stock awards to become fully vested, exercisable and/or no longer subject to repurchase before the dissolution or liquidation is completed but contingent on its completion.

Tax Withholding

Unless prohibited by the terms of a stock award agreement, we may satisfy any federal, state or local tax withholding obligation relating to any award by causing a participant to tender a cash payment, withholding a portion of the stock otherwise issuable to the participant, withholding cash from an award settled in cash, or by such other method as may be set forth in the award agreement.

Duration, Termination and Amendment

The Board may suspend or terminate the 2007 Plan without stockholder approval or ratification at any time. Unless sooner terminated, the 2007 Plan will terminate on May 28, 2017.

The Board may amend or modify the 2007 Plan at any time. However, no amendment shall be effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy applicable law or listing requirements.

The Board also may submit any other amendment to the 2007 Plan intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

The Board also has the ability under the 2007 Plan to, without stockholder approval, (i) reduce the exercise price of any outstanding options under the 2007 Plan; or (ii) cancel any outstanding option under the 2007 Plan and grant in substitution or exchange therefor a new option under the 2007 Plan or another equity plan of Endwave covering the same or a different number of shares of common stock, cash and/or other consideration. The Board did not have such powers under the 2000 Plan.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to employees and us with respect to participation in the 2007 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options.  Incentive stock options granted under the 2007 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares, or a qualifying disposition, will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods, or a disqualifying disposition, then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options.  No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

However, if the shares acquired upon exercise of the nonstatutory stock option are unvested and subject to repurchase by us in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of exercise, but will have to report as ordinary income, as and when our purchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Stock Appreciation Rights.  No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Restricted Stock Awards.  Upon receipt of a restricted stock award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a restricted stock award are unvested and subject to repurchase by us in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of (a) the fair market value of the shares on the date of issuance over (b) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses. The participant and Endwave will be required to satisfy certain tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Upon disposition of the stock acquired upon the receipt of a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Unit Awards.  No taxable income is recognized upon receipt of a restricted stock unit award. The participant will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and Endwave will be required to satisfy certain tax withholding requirements applicable to such income. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Potential Limitation on Company Deductions.  Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to each covered employee exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if such awards are approved by a compensation committee comprised solely of “outside directors,” the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by our stockholders, and the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.

Plan Benefits

Awards under the 2007 Plan are discretionary. Accordingly, total awards that may be granted under the 2007 Plan are not determinable.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2006.

Number of Securities
	Number of	Weighted-	Remaining Available
	Securities to be	Average Exercise	for Issuance
	Issued Upon	Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding Options,	Options,	(Excluding Securities
	Warrants and	Warrants and	Reflected in
Plan Category	Rights(a)	Rights(b)	Column(a))(c)(1)

Equity compensation plans approved by security holders	1,732,669	$13.59	1,559,203	(2)
Equity compensation plans not approved by security holders	0	0	0

Total	1,732,669	$13.59	1,559,203

(1)	Each year on October 17, starting in 2001 and continuing through 2010, the aggregate number of shares of common stock that may be issued pursuant to stock awards under the 2000 Employee Stock Purchase Plan is automatically increased by the lesser of 87,500 shares or 1.5% of the total number of shares of common stock outstanding on that date or such lesser amount as may be determined by the Board of Directors.

(2)	Includes 352,871 shares issuable under the 2000 Employee Stock Purchase Plan.

Proposal 4

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected Burr, Pilger & Mayer LLP (“BPM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2007 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. BPM has audited our financial statements since 2005. Representatives of BPM are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of BPM as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of BPM to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Endwave and its stockholders.

The affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of BPM. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Independent Registered Accounting Firm’s Fees

The following table shows the fees paid or accrued by Endwave for the audit and other services provided by BPM for fiscal 2005 and 2006 (in thousands):

	2005	2006

Audit Fees(1)	$464	$558
Tax Fees	0	0
All Other Fees(2)	96	20

Total	$560	$578

(1)	Audit fees represent fees for professional services provided in connection with the integrated audit of our consolidated financial statements and internal control over financial reporting and review of our quarterly condensed consolidated financial statements.

(2)	Represents fees for services provided in connection with other miscellaneous items not otherwise included in the categories above including $20,000 primarily related to the issuance of preferred shares in 2006 and $96,000 related to the filing of a registration statement on Form S-3 in fiscal 2005.

Independence of Independent Registered Public Accounting Firm and Pre-Approval Policy

The Audit Committee has determined that the provision by BPM of non-audit services is compatible with maintaining the independence of BPM. The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services for up to $5,000. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. During fiscal 2006, all services provided by BPM were pre-approved by the Audit Committee.

The Board of Directors Recommends
A Vote in Favor of Proposal 4.

Security Ownership of
Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of our common stock as of May 18, 2007 by: (i) each of our named executive officers; (ii) each of our current directors; (iii) our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock or Series B Preferred Stock. Except as otherwise indicated, the address of each of the persons set forth below is c/o Endwave Corporation, 130 Baytech Drive, San Jose, California 95134.

	Shares Beneficially Owned(1)
	Common Stock		Series B Preferred Stock
Name and Address	Number	Percent(2)	Number	Percent(2)

Entities affiliated with Wood River Management LLC(3)	4,102,247	35.3	—	—
c/o Arthur Steinberg, Esq., Kaye Scholer LLP 425 Park Avenue New York, NY 10022
Entities Affiliated with Oak Investment Partners XI, Limited Partnership(4)	3,900,000	25.1	390,000	100.0
c/o Oak Management Corporation One Gorham Island Westport, Connecticut 06880
Entities affiliated with Potomac Capital Management(5)	1,076,586	9.3	—	—
825 Third Avenue New York, NY 10022
Pate Capital Partners, LP(6)	800,000	6.9	—	—
555 Montgomery St, Ste 603 San Francisco, CA 94111
Entities affiliated with EagleRock Capital Management(7)	757,363	6.5	—	—
551 Fifth Avenue, 34th Floor New York, NY 10176
Edward A. Keible, Jr.(8)	391,988	3.4	—	—
John J. Mikulsky(9)	239,102	2.1	—	—
Brett W. Wallace(10)	160,000	1.4	—	—
Julianne M. Biagini(11)	122,827	1.1	—	—
Edward C.V. Winn(12)	22,331	*	—	—
Joseph J. Lazzara(13)	19,959	*	—	—
Wade Meyercord(12)	18,427	*	—	—
John F. McGrath, Jr.(12)	15,966	*	—	—
Eric D. Stonestrom(12)	5,083	*	—	—
All directors and executive officers as a group (11 persons)(14)	1,179,685	10.2	—	—

*	Less than one percent.

(1)	This table is based upon information supplied to us by our officers, directors and principal stockholders and upon any Schedules 13D or 13G filed with the Securities and Exchange. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)	Applicable percentages are based on 11,616,122 shares outstanding on May 18, 2007, adjusted as required by rules promulgated by the SEC.

(3)	Includes 1,980,071 shares held by Wood River Partners, L.P. (the “Partnership”) and 2,122,176 shares held by Wood River Partners Offshore, Ltd. (the “Offshore Fund”). Wood River Capital Management, L.L.C. (the “Adviser”) is an investment adviser and is the management company for the partnership and the Offshore Fund and as such may be deemed to beneficially own 4,102,247 shares. Wood River Associates, L.L.C. (the “General Partner”) is the general partner of the Partnership and as such may be deemed to beneficially own 2,122,176 shares. Pursuant to an order of the United States District Court for the Southern District of New York dated October 13, 2005, Arthur Steinberg, Esq. (the “Receiver”) was appointed as the Receiver of the Wood River Entities. Due to the powers and authority conveyed upon the Receiver by the order, the Receiver may be deemed to share beneficial ownership of the shares.

(4)	300,000 shares of Series B Stock are held of record by Oak Investment Partners XI, Limited Partnership, a Delaware limited partnership (“Oak Investment Partners XI,”). Oak Associates XI LLC, a Delaware limited liability company (“Oak Associates XI”), is the general partner of Oak Investment Partners XI and as such may be deemed to beneficially own the shares held by Oak Investment XI. Oak Mangement Corporation, a Delaware corporation (“Oak Management”), is the investment advisor to Oak Investment Partners XI and as such may be deemed to beneficially own the shares held by Oak Investment XI. Bandel L. Carano, Gerald R. Gallagher, Edward F. Glassmeyer, Fredric W. Harman, Ann H. Lamont and David B. Walrod are general partners, managing members, shareholders, directors and/or officers of Oak Investment XI and as such may be deemed to beneficially own the shares held by Oak Investment XI.

The number of shares of Series B Stock beneficially owned by Oak Investment XI includes 90,000 shares of Series B Stock issuable within 60 days of the date of this table upon exercise of a warrant held by Oak Investment XI. The number of shares of common stock beneficially owned by Oak Investment XI includes 3,900,000 shares of common issuable within 60 days of the date of this table upon conversion of 390,000 shares of Series B Stock beneficially owned by Oak Investment XI.

(5)	Potomac Capital Partners LP is a private investment partnership formed under the laws of the State of Delaware. Potomac Capital Management LLC is the General Partner of Potomac Capital Parters LP. Mr. Paul J. Solit is the Managing Member of Potomac Capital Management LLC.

(6)	The shares are beneficially held by Pate Capital Partners, LP . Bruce A. Pate, General Partner has the sole power to vote or direct the vote of said shares. In addition, Mr. Bruce A. Pate has the sole power to dispose or to direct the disposition of said shares.

(7)	The shares are held by EagleRock Master Fund, L.P. (“ERMF”) and EagleRock Institutional Partners LP (“ERIP”). EagleRock Capital Management, LLC (“EagleRock”) is the investment manager of ERMF and ERIP and has sole power to vote and dispose of the shares held by ERMF and ERIP and may be deemed to beneficially own such shares. Nader Tavakoli is the Manager of EagleRock and may direct the voting and disposition of the shares held by ERMF and ERIP and may be deemed to beneficially own such shares.

(8)	Includes 326,313 shares issuable upon exercise of options exercisable within 60 days of the date of this table. If exercised in full within 60 days of the date of this table, 180,939 shares would be subject to a right of repurchase in our favor. Also includes 65,675 shares held by the Keible Family Trust, of which Mr. Keible is co-trustee.

(9)	Includes 179,677 shares issuable upon exercise of options exercisable within 60 days of the date of this table. If exercised in full within 60 days of the date of this table, 74,376 shares would be subject to a right of repurchase in our favor. Also includes 600 shares owned by Mr. Mikulsky’s daughter.

(10)	Includes 160,000 shares issuable upon exercise of options exercisable within 60 days of the date of this table. If exercised in full within 60 days of the date of this table, 122,500 shares would be subject to a right of repurchase in our favor.

(11)	Includes 98,126 shares issuable upon exercise of options exercisable within 60 days of the date of this table. If exercised in full within 60 days of the date of this table, 34,376 shares would be subject to a right of repurchase in our favor.

(12)	Represents shares issuable upon exercise of options exercisable within 60 days of the date of this table.

(13)	Includes 18,959 shares issuable upon exercise of options exercisable within 60 days of the date of this table. Also includes 1,000 shares held by the Joseph J. and Nancy B. Lazzara Family Trust, of which Mr. Lazzara is co-trustee.

(14)	See footnotes 8-10, 12 and 13 above, as applicable. Includes 1,031,581 shares issuable upon exercise of options exercisable within 60 days of the date of this table. If exercised in full within 60 days of the date of this table, 534,007 shares would be subject to a right of repurchase in our favor.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except as follows:

•	Wood River Capital Management, L.L.C. and its affiliates (collectively referred to as the Wood River Entities) have not filed any reports. The Wood River Entities have not released their trading history, so we are unable to determine the number and timing of the missing reports.

•	One report, covering one transaction, was filed late by Mr. Mikulsky.

•	One report, covering one transaction, was filed late by Mr. Keible.

•	One report, covering one transaction, was filed late by Ms. Biagini.

Compensation

Overview

Our primary objectives with respect to executive compensation are to attract and retain the best possible executive talent, to link annual and long-term cash and stock incentives to achievement of measurable corporate goals and individual performance, and to align executives’ incentives with stockholder value creation. To achieve these objectives, we have implemented and maintain compensation plans that tie a substantial portion of executives’ overall compensation to our financial performance and common stock price. Overall, the total compensation opportunity is intended to create an executive compensation program that is competitive with comparably-sized companies, as it is these companies with whom we compete most vigorously for executive and technical talent. We refer to these companies in this compensation discussion and analysis as comparable companies.

Role of Compensation Committee

Our Compensation Committee approves, administers and interprets our executive compensation and benefit policies and plans. Our Compensation Committee is appointed by our Board of Directors, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. Our Compensation Committee comprises Mr. Wade Meyercord, Mr. Joseph J. Lazzara, Mr. Eric D. Stonestrom and Mr. Edward C.V. Winn. Our Compensation Committee is chaired by Mr. Meyercord, President of Meyercord and Associates, a consulting firm specializing in executive compensation.

Our Compensation Committee has primary responsibility for ensuring that our executive compensation and benefit program is consistent with our compensation philosophy and corporate governance guidelines and is responsible for determining the executive compensation packages offered to our executive officers. The responsibilities of the Compensation Committee, as stated in its charter, include the following:

•	Developing compensation policies that will attract and retain the highest quality executives, that will clearly articulate the relationship of corporate performance to executive compensation and will reward executives for Endwave’s progress;

•	Proposing to the Board of Directors the adoption, amendment and termination of stock option plans, stock appreciation rights plans, pension and profit sharing plan, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans and other similar plans;

•	Granting rights, participation and interests in such plans to eligible participants, subject in certain cases to ratification by the Board of Directors; and

•	Reviewing and approving such other compensation matters as may be necessary or appropriate in view of the Compensation Committee’s overall responsibility.

Our Compensation Committee plays an integral role in setting executive officer compensation each year. In the first quarter of each year, our Compensation Committee holds a regular meeting in which our Chief Executive Officer and Chief Financial Officer review with the Compensation Committee Endwave’s financial and business performance for the previous year and management’s business outlook and operating plan for the current year. In reviewing the prior year’s performance, the Compensation Committee compares our performance to the financial and operational goals set for such year and the bonus targets. In this meeting, the Chief Executive Officer also reviews with the Compensation Committee his assessment of the individual performance of each executive officer, including his own performance, according to a variety of qualitative performance criteria and salary and bonus trends. In addition, during the fourth quarter of each year, the Chairman of the Compensation Committee discusses with the full Board, recent data and current trends in equity ownership programs for comparable companies. Taking into account the information conveyed and discussed at these meetings and the recommendations of our Chief Executive Officer, the Compensation Committee then determines, subject in some cases to ratification by the full Board of Directors:

•	The amount of bonus to be awarded to each executive officer in respect of the prior year’s performance;

•	Whether to raise, lower or maintain the executive officer’s base salary for the current year;

•	The bonus targets to be set for the executive officers for the current year; and

•	Option grants, if any, to be awarded to each executive officer.

Each element of our executive compensation system is described in more detail below.

Peer Company Comparisons

Each year, the Compensation Committee reviews the executive compensation programs and amounts at comparable companies. Although Endwave’s total compensation packages target median pay among comparable companies for median performance by comparable executives, the individual elements of our executive program (base salary, annual incentive compensation, equity compensation and benefits) may vary from group medians.

Since our initial public offering in 2000, the Compensation Committee has studied comparable companies to calibrate pay and performance. For this purpose, for 2006, the Compensation Committee looked at companies with less than $200 million in annual revenues as described in the quarterly executive salary survey published by Radford Surveys + Consulting, a unit of Aon Consulting. We believe this survey is appropriate for benchmarking pay and performance because: the companies surveyed are similar in size, both in terms of revenues and market capitalization, to Endwave; Endwave competes with many of the surveyed companies for executive and technical talent; and companies in the indices are selected independently by Radford. We do not benchmark our executive compensation solely against companies in our industry because few of our competitors are close to our size. Most of our competitors are very large, diversified companies or very small, privately-held companies. Rather, we focus on the companies with whom we compete most vigorously for executive and technical talent.

Elements of Executive Compensation

Our executive compensation consists of base salary, annual cash incentive, equity plan participation and customary broad-based employee benefits. Consistent with our pay for performance philosophy, the Compensation Committee believes that we can better motivate executive officers to enhance stockholder return if a relatively large portion of their compensation is “at risk”— that is, contingent upon the achievement of performance objectives and overall strong company performance. The mix of base salary, target annual incentive (in the form of an annual cash bonus based on achievement of objectives) and anticipated long-term incentive (in the form of appreciation in shares underlying stock options) varies depending on the officer’s position level, but is always heavily weighted toward annual incentive and long-term incentive compensation, as we believe that best aligns our executive officers’ interests with that of our stockholders. The Compensation Committee believes that the compensation of executives who set the overall strategy for the business and have the greatest ability to execute that strategy should be largely performance-based. Consequently, at least 50% of the target cash compensation of our Chief Executive Officer and 37.5% of the target cash compensation to each of our other executive officers is based on overall company performance

Base Salary:  Base salaries for our executives are established based on the scope of their responsibilities, taking into account market compensation paid by comparable companies for equivalent positions. Base salaries are reviewed on an annual basis and any increases are similar in scope to our overall corporate salary increase. For comparison purposes, we have utilized compensation survey data from Radford Surveys + Consulting, a unit of Aon Consulting. Our philosophy is to target executive base salaries near the median range of salaries for executives in equivalent positions at comparable companies. We believe targeting executive salaries at the median relative to comparable companies reflects our best efforts to ensure we are neither overpaying nor underpaying our executives.

Annual Cash Incentive:  Our executive incentive compensation plan provides for a cash award, dependent upon attaining stated corporate objectives and personal performance goals. The goal of our executive incentive compensation plan is to reward executives for the achievement of certain financial and strategic goals. The Compensation Committee approves the performance criteria on an annual basis and these financial and strategic goals typically have a one-year time horizon. During 2006, the relevant performance goals were based on revenues, gross margin percentage, operating margin and cash flow from operations. For 2007, the Compensation Committee resolved to discontinue the use of cash flow from operations as a relevant performance factor and replaced it with operating asset turnover in order to provide greater incentive for balance sheet efficiency. The Compensation Committee and management use these factors because they are easy to measure and compare to comparable companies and because they are reflective of success and growth in our business and the creation of long-term stockholder value.

Each executive officer’s annual cash incentive payment is dependent on the degree of achievement with regard to each performance goal. These performance goals are established so that target attainment is not assured. The attainment of payment for performance requires significant effort on the part of our executives. Our Compensation Committee establishes goals under the Executive Incentive Plan that it believes will be realistic but difficult for our executive officers to achieve. For each performance factor, the Compensation Committee assigns four different percentage payout levels (in 2006 and 2007, 0%, 10%, 25% or 35%), depending on Endwave’s financial performance. Therefore, the performance factor multiplier can range from 0% if Endwave does not attain any of its performance goals to 140% if Endwave achieves its highest targets on all four performance goals. This performance multiplier is then multiplied by the executive officer’s target (100% of base salary for our Chief Executive Officer and 75% of base salary for our Executive Vice Presidents), deriving the maximum bonus awards achievable of 140% of base salary for our Chief Executive Officer and 105% of base salary for our Executive Vice Presidents. An executive officer’s bonus may be increased or decreased in the discretion of the Compensation Committee, to take into account any factors the Compensation Committee deems relevant, such as superior or sub-par performance by a particular executive officer or to take into account particular factors affecting Endwave’s business for the year that distorted the Company’s financial performance. Based on Endwave’s financial performance and an analysis of each executive officer’s contributions in 2006, the Compensation Committee determined payment of 2006 annual bonuses of 50% of base salary for our Chief Executive Officer and 37.5% of base salary for our Executive Vice Presidents. The value of the annual bonuses paid to our named executive officers is reflected in the Summary Compensation Table below.

Stock Options:  We believe that stock ownership is an important factor in aligning corporate and individual goals. Therefore, we utilize stock options to encourage long-term performance, with excellent corporate performance (as manifested in our common stock price) and extended officer tenure producing potentially significant value. Upon joining Endwave, executive officers receive an initial stock option grant commensurate with their experience level and scope of their responsibilities. In addition, all executive officers receive annual option grants. On an annual basis, the Compensation Committee reviews with the Board the percentage ownership of Endwave held by employees and compares that to the employee ownership of comparable companies. Based on this review, the Compensation Committee approves an annual grant. For 2006, the aggregate annual grant to all employees was approximately 3% of fully-diluted shares.

All option grants are approved by the Compensation Committee at Endwave’s regularly quarterly Board of Directors meeting. The options are approved so that the grant date is three days after the release of our financial results for the preceding quarter. The exercise price for option awards is determined as the closing price on the day prior to grant. As permitted under U.S. generally accepted accounting principles, Endwave has historically determined fair market value under its stock option plans based upon the closing market price as reported by the NASDAQ Global Market for the day preceding the date of grant.

Other Benefits:  Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life, disability, and accidental death and dismemberment insurance, our 401(k) plan and our Employee Stock Purchase Plan (“ESPP”). During 2006, we made group life insurance payments as reflected in the Summary Compensation Table below. Other than these payments, the executive officers participate on the same basis as other employees and there were no other special benefits or perquisites provided to any executive officer in 2006. We do not maintain any pension plan, retirement benefit or deferred compensation arrangements other than our 401(k) plan. Endwave currently has a program applicable to all of its 401(k) plan participants under which it matches 50% of employee contributions up to a maximum of 4% of base salary.

Employment, Severance and Change in Control Agreements

Executive Officer Severance and Retention Plan:  We believe that the retention of our executive officers is critical to our business. Given the competitive nature of the technology industry, the demand for experienced executives is high. Moreover, the level of involuntary terminations of executives in the technology industry is high. In order to encourage our key employees to remain with Endwave, our board of directors has established and maintained our Executive Officer Severance and Retention Plan. Under the Executive Officer Severance and Retention Plan, if an executive officer is terminated without cause, or resigns for certain specified reasons constituting constructive termination, the executive officer will receive (i) salary and benefits continuation based on the executive officer’s position and length of service with us and (ii) acceleration of vesting on the unvested portion of some of the executive officer’s stock options, based on the officer’s position and length of service with us. In the case of the Chief Executive Officer, the salary and benefits continuation period will be equal to the greater of two months for every year of service to us, or a total of 12 months, if the termination of employment does not occur in connection with, or within six months after, a change in control transaction. In the case of an Executive Vice President, the salary and benefits continuation will be equal to the greater of 1.5 months for every year of service to us, or a total of nine months, if the termination of employment does not occur in connection with, or within six months after, a change in control transaction. The Compensation Committee believes that it is in the best interests of stockholders if our executive officers are able to focus on the company’s business during both strong and weak business cycles without being distracted by the near-term financial impact that a potential termination of employment might have on them personally. Under the circumstances set forth above, subject to certain exceptions, an executive officer will vest as if the executive officer had remained employed by Endwave for twice the salary continuation period described above. Upon the closing of a change in control transaction, each executive officer will receive this same amount of acceleration of vesting even if his or her employment is not terminated. However, if an executive officer’s employment is terminated by us without cause or by the executive officer for certain specified reasons in connection with, or within six months after, the change in control transaction, the executive officer will receive salary continuation for twice the period that would have applied had such termination not occurred in connection with a change in control, and additional accelerated vesting in the same amount as provided when termination does not occur in connection with a change in control transaction. The Compensation Committee believes it is in the best interests of stockholders if our executive officers are able to evaluate the potential merits of a change-of-control transaction objectively without being distracted by the potentially adverse personal impact on themselves. The Compensation Committee believes that the total potential value of all change of control agreements with our executive officers is not disproportionate to the overall market value of Endwave.

Potential 2006 Severance and Retention Benefits Assuming no Change of Control

The following table shows the potential payout to named executive officers under our Executive Officer Severance and Retention Plan assuming there is no change of control in connection with, or within six months after, a change of control. The analysis assumes the employees were terminated without cause on December 29, 2006:

		COBRA	Option	Total
Name	Salary(1)	Benefits(2)	Awards(3)	Benefit

Edward A. Keible, Jr.	$712,000	$22,014	$111,316	$845,330
John J. Mikulsky	$315,000	$19,699	$40,608	$375,307
Brett W. Wallace	$157,500	$11,819	$67,950	$237,269

(1)	Reflects 2 months salary for each full year of employment for Mr. Keible (24 months total), 1.5 months salary for each full year of employment for Mr. Mikulsky (15 months total) and 9 months salary for Mr. Wallace.

(2)	Reflects 2 months coverage for each full year of employment for Mr. Keible (24 months total), 1.5 months coverage for each full year of employment for Mr. Mikulsky (15 months total) and 9 months coverage for Mr. Wallace.

(3)	Reflects value of options accelerated in the event of termination without cause without a change of control. The value set forth above represents the difference between the option exercise price and the closing price of Endwave’s common stock on December 29, 2006, multiplied by the number of shares as to which vesting would have been accelerated.

Potential 2006 Severance and Retention Benefits Assuming a Change of Control

The following table shows the potential payout to named executive officers under our Executive Officer Severance and Retention Plan assuming there is a change of control in connection with, or within six months after, such change of control. The analysis assumes the employees were terminated without cause on December 29, 2006:

		COBRA	Option	Total
Name	Salary(1)	Benefits(2)	Awards(3)	Benefit

Edward A. Keible, Jr.	$1,424,000	$22,014	$111,316	$1,557,330
John J. Mikulsky	$630,000	$19,699	$50,297	$699,996
Brett W. Wallace	$315,000	$11,819	$135,900	$462,719

(1)	Reflects 4 months salary for each full year of employment for Mr. Keible (48 months total), 3.0 months salary for each full year of employment for Mr. Mikulsky (30 months total) and 18 months salary for Mr. Wallace.

(2)	Reflects 2 months coverage for each full year of employment for Mr. Keible (24 months total), 1.5 months coverage for each full year of employment for Mr. Mikulsky (15 months total) and 9 months coverage for Mr. Wallace.

(3)	Reflects value of options accelerated in the event of termination without cause in connection with a change of control. The value set forth above represents the difference between the option exercise price and the closing price of Endwave’s common stock on December 29, 2006, multiplied by the number of shares as to which vesting would have been accelerated.

Transaction Incentive Plan:  In February 2007, our Board of Directors resolved to terminate a transaction incentive plan that we had in place during 2006. This plan, which was implemented in 2003, prescribed certain benefits for our executive officers upon a change of control. No payments were ever made pursuant to this plan.

Named Executive Officer Compensation

The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to our chief executive officer, our chief financial officer, each of our other executive officers serving as such at the end of 2006 for all services rendered in all capacities to us during 2006. We refer to these executive officers as our named executive officers.

2006 Summary Compensation Table

				Non-Equity
			Option	Incentive Plan	All Other	Total
Name and Principal Position	Salary(1)	Bonus(2)	Awards(3)	Compensation(4)	Compensation(5)	Compensation(6)

Edward A. Keible, Jr.	$325,631	—	$431,546	$178,000	$10,089	$945,266
President and Chief Executive Officer
John J. Mikulsky	$250,846	—	$190,347	$94,500	$7,267	$542,960
Chief Operating Officer and Executive Vice President
Brett W. Wallace(7)	$170,038	—	$349,168	$65,625	$315	$582,146
Chief Financial Officer, Executive Vice President and Corporate Secretary
Julianne M. Biagini(8)	$78,654	—	$188,964	—	$3,555	$271,173
Senior Vice President and Former Chief Financial Officer

(1)	The amounts in this column include any salary contributed by the named executive officer to our 401(k) plan.

(2)	Bonus amounts paid in 2007 were made under our executive incentive plan and are included in the “Non-Equity Incentive Plan Compensation” column.

(3)	The amounts included in the “Option Awards” column represent the compensation cost recognized by Endwave in 2006 related to stock option awards to named executive officers, computed in accordance with SFAS No. 123(R). For purposes of this table, the value excludes the impact of estimated forfeitures. For a discussion of other valuation assumptions, see Note 8 to our consolidated financial statements included elsewhere in this report.

(4)	The amounts in this column represent total performance-based bonuses earned for services rendered during 2006.

(5)	All Other Compensation represents group life insurance payments and 401(k) employer matching contributions made by Endwave for 2006.

(6)	The dollar value in this column for each named executive officer represents the sum of all compensation reflected in the preceding columns.

(7)	Mr. Wallace joined Endwave on March 1, 2006, as Executive Vice President. He was promoted to Chief Financial Officer on April 25, 2006. Mr. Wallace’s annualized base salary for 2006 was $210,000.

(8)	Ms. Biagini is currently on a leave of absence that began on April 25, 2006. During such leave, Ms. Biagini is not eligible for any compensation or benefits. However, as Ms. Biagini continues to serve as Endwave’s representative on the Board of Directors of the American Electronics Association and its Executive Committee of the Board of Directors, the Compensation Committee has determined that Ms. Biagini’s options should continue to vest during her leave of absence.

The following table provides information with regard to potential cash bonuses paid or payable in 2006 under our performance-based, non-equity incentive plan, and with regard to each stock option granted to each named executive officer during 2006. Other than the options awards, there were no other stock awards granted during 2006.

Grants of Plan-Based Awards in Fiscal 2006

					All Other		Grant Date
					Option Awards:	Exercise	Closing	Grant Date
		Estimated Possible Payouts			Number of	or Base	Market Price	Fair Value of
		Under Non-Equity Incentive			Securities	Price of	of Securities	Stock and
		Plan Awards			Underlying	Option	Underlying	Option
	Grant	Threshold	Target	Maximum	Options	Awards	Option	Awards
Name	Date	($)	($)	($)	(#)	($/Sh)	($/Sh)(1)	($)(2)

Edward A. Keible, Jr.	2/7/06	$0	$356,000	$498,400	75,000	$9.77	$9.57	$476,250
John J. Mikulsky	2/7/06	$0	$189,000	$264,600	30,000	$9.77	$9.57	$190,500
Brett W. Wallace	3/1/06	$0	$131,250	$183,750	120,000	$9.32	$10.96	$762,000
Julianne M. Biagini	2/7/06	—	—	—	30,000	$9.77	$9.57	$190,500

(1)	The exercise price for option awards is determined as the closing price on the day prior to grant. Therefore, the grant date closing price of the security underlying the option can differ materially, positively or negatively, from the exercise price of the option award.

(2)	The amounts included in the “Grant Date Fair Value of Option Awards” column represent the compensation cost recognized by Endwave in 2006 related to stock option awards to named executive officers, computed in accordance with SFAS No. 123(R). For purposes of this table, the value excludes the impact of estimated forfeitures. For a discussion of other valuation assumptions, see Note 8 to our consolidated financial statements.

The following table provides information regarding each unexercised stock option held by each of our named executive officers as of December 31, 2006. Other than stock options as noted, there were no other stock awards outstanding at December 31, 2006.

Outstanding Equity Awards at December 31, 2006

	Number of Securities Underlying Unexercised Options(1)		Option	Option
Name and Principal Position	Exercisable	Unexercisable	Exercise Price	Expiration Date

Edward A. Keible, Jr.	75,000	0	$9.77	2/6/2016
	37,500	0	$10.20	8/2/2014
	42,500	0	$10.22	2/2/2014
	32,813	0	$21.47	2/3/2015
	37,500	0	$34.89	7/31/2015
John J. Mikulsky	5,860	0	$1.17	1/30/2013
	13,894	0	$1.93	6/5/2013
	30,000	0	$9.77	2/6/2016
	15,000	0	$10.20	8/2/2014
	25,000	0	$10.22	2/2/2014
	4,923	0	$11.75	1/5/2011
	15,000	0	$21.47	2/3/2015
	30,000	0	$34.89	7/31/2015
Brett W. Wallace	120,000	0	$9.32	2/29/2016
Julianne M. Biagini	30,000	0	$9.77	2/6/2016
	15,000	0	$10.20	8/2/2014
	25,000	0	$10.22	2/2/2014
	13,126	0	$21.47	2/3/2015
	15,000	0	$34.89	7/31/2015

(1)	Each option vests as to 1/8 of the shares of common stock underlying it on the six month anniversary of the grant date, with the remaining seven-eighths of the grant vesting in equal quarterly installments over the remaining four-year vesting period. All options described in the above table are reflected as exercisable because all options granted to our executive officers have an “early exercise” feature that allows optionees to exercise unvested options, subject to our right to repurchase the unvested shares at cost upon the optionee’s termination of employment. Each option expires ten years after the date of grant or, if earlier, three months after termination of employment in most cases.

2006 Option Exercises

The following table shows the number of shares acquired pursuant to the exercise of options by each named executive officer during 2006 and the aggregate dollar amount realized by the named executive officer upon exercise of the option. Other than stock options as noted, there were no other stock awards exercised during 2006.

Shares
	Acquired	Value
Name and Principal Position	Upon Exercise	Realized(1)

Edward A. Keible, Jr.	51,256	$540,952
John J. Mikulsky	—	—
Brett W. Wallace	—	—
Julianne M. Biagini	—	—

(1)	The aggregate dollar amount realized upon the exercise of an option represents the difference between the aggregate market price of the shares of our common stock underlying that option on the date of exercise and the aggregate exercise price of the option.

Chief Executive Officer Compensation

In general, the factors utilized in determining Mr. Keible’s compensation were similar to those applied to the other executive officers in the manner described in the preceding paragraphs. A significant percentage of his potential compensation was, and continues to be, subject to consistent, positive, long-term company performance. Based on a review of the above mix of factors, for 2006, the Compensation Committee granted to Mr. Keible compensation as detailed in the Summary Compensation Table below. Based on these figures, over 65% of Mr. Keible’s total compensation was based on variable components such as performance-based cash bonus and stock options.

Compensation of Non-Employee Directors

The following table provides information regarding compensation paid to our non-employee directors who served on our board as of December 31, 2006.

	Fees Paid	Option	Total
Name	in Cash	Awards(1)	Compensation

Edward C.V. Winn, Chairman	$43,000	$69,075	$112,075
Joseph J. Lazzara	$33,000	$90,039	$123,039
John F. McGrath	$42,000	$118,849	$160,849
Wade Meyercord	$29,250	$88,079	$117,329
Eric D. Stonestrom(2)	$9,000	$43,790	$52,790

(1)	The amounts included in the “Option Awards” column represent the compensation cost recognized by Endwave in 2006 related to stock option awards to each member of our Board of Directors, computed in accordance with SFAS No. 123(R). For purposes of this table, the value excludes the impact of estimated forfeitures. For a discussion of other valuation assumptions, see Note 8 to our consolidated financial statements.

(2)	Mr. Stonestrom was appointed to the Endwave Board of Directors on July 19, 2006.

At its February 2007 meeting, the Compensation Committee completed its annual review of cash and equity compensation of the board. The Compensation Committee reviewed the cash and equity board compensation paid by a set of 20 technology companies with revenues and market capitalization similar to those of Endwave. The Compensation Committee recommended to the full Board of Directors cash compensation as shown below, and the Board of Directors approved. The levels of cash compensation were set based on projected current median pay levels of the peer group. Equity compensation levels were also reviewed and compared with the peer group, but no changes were made. The non-employee directors of Endwave will receive for fiscal year 2007 and thereafter, until changed by the Board of Directors, fees for service on the our Board of Directors as listed in the table below. The members of the Board of Directors are also eligible for reimbursement for travel expenses incurred in connection with attendance at Board of Directors and committee meetings in accordance with Endwave company policy.

Board Membership Fees Payable to Non-Employee Directors

Non-Employee Director Annual Retainer	$20,000
Board Chair Annual Retainer	$10,000
Audit Committee Chair Annual Retainer	$16,000
Audit Committee Member Annual Retainer	$6,000
Compensation Committee Chair Annual Retainer	$8,000
Compensation Committee Member Annual Retainer	$3,000
Nominating and Governance Committee Chair Annual Retainer	$3,000
Board Meeting Fee (in person)	$1,000

Non-employee directors are eligible to receive automatic option grants made under Endwave’s 2000 Non-Employee Director Plan and Endwave’s 2000 Equity Incentive Plan. Pursuant to these plans, each non-employee director is granted an option, referred to as an initial option, to purchase 20,000 shares of common stock automatically upon his or her initial election or appointment to the Board of Directors. Each non-employee director is also granted an option, referred to as an annual option, to purchase an additional 6,000 shares of common stock each year after his or her election or appointment to the Board of Directors. Prior to 2006, annual options were granted following the date of our annual meeting of stockholders. In 2006 and for future years, such option is granted on May 1. In either case, if any non-employee director has not served in that capacity for the entire period since the preceding grant date, then the number of shares subject to the annual grant will be reduced, pro rata, for each full quarter the director did not serve during the previous period. All such options expire after ten years and have an exercise price equal to the fair market value on the date of grant. All such options granted prior to February 2005, and all initial options granted thereafter, vest over four years at the rate of 1/48 of the total option shares per month. Annual options granted after February 2005 vest over two years at the rate of 1/24 of the total option shares per month. Our non-employee directors are also eligible to participate in Endwave’s 2000 Equity Incentive Plan on a discretionary basis. No discretionary awards were made to non-employee directors during 2006.

Compensation Committee Interlocks and Insider Participation

As noted above, our Compensation Committee consists of Messrs. Meyercord, Lazzara and Winn. During fiscal year 2006, we had no business with any of the entities represented by, or affiliated with, these directors.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS*

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis, or CD&A, contained in this report. Based on this review and discussion, the Compensation Committee has recommended to our board of directors that the CD&A be included in this report as well as our proxy statement for our 2007 Annual Meeting of Stockholders.

Compensation Committee

Mr. Wade Meyercord (Chairperson)
Mr. Joseph J. Lazzara
Mr. Eric D. Stonestrom
Mr. Edward C.V. Winn

      * The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Settlement Agreement and Registration Rights Agreement with Wood River

On May 23, 2007, we executed a settlement agreement with the court-appointed receiver for the Wood River Entities pursuant to which we have agreed to settle our claims against the Wood River Entities arising out of the Wood River Entities’ accumulation of our common stock. In connection with the settlement agreement, we also entered into a registration rights agreement with the receiver, pursuant to which we have agreed to file with the SEC a shelf registration statement covering the resale of the shares of our common stock held by the Wood River Entities and to cooperate with the receiver, upon the receiver’s request, in an underwritten offering or registered direct offering of the shares of our common stock held by the Wood River Entities. Under the registration rights agreement, an underwritten offering is defined as a registered offering in which the shares of our common stock owned by the Wood River Entities are sold to one or more underwriters for reoffering to the public and a registered direct offering is defined as a registered offering in which the shares of our common stock owned by the Wood River Entities are sold in a negotiated trade in which one or more investment banking firms engaged for such purpose will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

Pursuant to the settlement agreement, upon the earliest of (i) the sale by the Wood River Entities of a number of shares of our common stock such that after giving effect to the sale they hold in the aggregate less than 10% of the then-outstanding shares of our common stock, (ii) promptly after the receiver’s termination of an underwritten offering or registered direct offering commenced pursuant to the registration rights agreement or (iii) the consummation of an underwritten offering or registered direct offering commenced pursuant to the registration rights agreement pursuant to which, at the receiver’s election, the Wood River Entities sell a number of shares such that after giving effect to such offering they continue to own more than 10% of the then-outstanding shares of our common stock, the receiver will be required to pay us $425,000 for out-of-pocket expenses incurred by us arising out of the Wood River Entities’ accumulation of our common stock. This amount is payable in cash or, if mutually agreed by the receiver and us, in our common stock or a combination of cash and our common stock. However, in the event the receiver terminates an underwritten or registered direct offering commenced pursuant to the registration rights agreement prior to the time that the Wood River Entities hold in the aggregate less than 10% of the then-outstanding shares of our common stock, the Wood River Entities may pay the settlement amount in cash or, at the receiver’s discretion, by delivering to us a number of shares of our common stock determined by dividing the amount of the payment by the average closing price of our common stock for the twenty trading days prior to such termination. The settlement agreement also includes mutual releases by both us and the receiver that will become effective upon the date of such payment.

The registration rights granted under the registration rights agreement terminate upon the earlier of the date that is one year after the effective date of the shelf registration statement filed pursuant to the registration rights agreement (subject to extension and suspension under certain circumstances) or the earliest date when the Wood River Entities hold in the aggregate less than 10% of the then-outstanding shares of our common stock. The registration rights agreement provides that the Wood River Entities will pay all discounts and commissions or placement agent fees in connection with an offering pursuant to the registration rights agreement. The registration rights agreement further provides that the Wood River Entities will pay all other expenses incident to our performance of the registration rights agreement, subject to a cap of $750,000 of expenses related to an underwritten offering or $550,000 of expenses related to a registered direct offering, in either case, such expenses to be payable in cash or, if mutually agreed by the receiver and us, in our common stock or a combination of cash and our common stock. In the event the receiver terminates an offering commenced by us pursuant to the registration rights agreement, the Wood River Entities will pay, within ten days of our written request, our accrued expenses pursuant to the registration rights agreement (subject to the applicable cap), in cash or, at the receiver’s discretion, by delivering to us a number of shares of our common stock determined by dividing those accrued expenses (subject to the applicable cap) by the average closing price of our common stock for the twenty trading days prior to such termination. Under the registration rights agreement, if the receiver elects to engage in an underwritten offering or a registered direct offering, each of the receiver and us shall with the consent of the other select an investment bank of national standing to be an underwriter or placement agent for the offering. Also, the receiver and we have agreed to cooperate with each other and such investment banks in effecting either an underwritten offering or a registered direct offering, at the receiver’s election.

The registration rights agreement also provides that the Wood River Entities may not dispose of any shares of our common stock held by them, except in compliance with Rule 144 of the Securities Act of 1933, as amended, or dispositions where a Wood River Entity transfers shares to another Wood River Entity, until the consummation of an underwritten offering or registered direct offering pursuant to which the Wood River Entities sell a number of shares such that they own less than 10% of the then-outstanding shares of our common stock.

Indemnification

Our bylaws provide that we will indemnify our directors and executive officers and may indemnify our other officers, employees and other agents to the extent not prohibited by Delaware law. The bylaws also require us to advance litigation expenses in the case of stockholder derivative actions or other actions. The indemnified party must repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

Related-Person Transactions Policy and Procedures

We have a corporate policy with regard to our policies and procedures for the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Endwave and any “related person” are participants involving an amount that exceeds $5,000. Transactions involving compensation for services provided to Endwave as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. This policy is not currently in writing but instead is dictated by principles of Delaware corporate law as in effect at the time and the discharge of our directors’ fiduciary duties to Endwave.

In the event any transaction in which we propose to engage is a related-person transaction, our management must present information regarding the proposed related-person transaction to the disinterested non-employee members of our board of directors for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to Endwave of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and significant stockholders. In considering related-person transactions, the disinterested non-employee members of the board take into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to Endwave, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the disinterested non-employee members of the board look at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of Endwave and its stockholders, as determined in the good faith exercise of such directors’ discretion.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you are subject to “householding” and wish to receive a separate copy of this proxy statement, direct your written request to Endwave Corporation, Attn: Curt Sacks, Corporate Controller, 130 Baytech Drive, San Jose, California 95134 or contact Mr. Sacks at 408-522-3100. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Brett W. Wallace
Corporate Secretary

June 12, 2007

A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2006 is available without charge upon written request to Investor Relations, Endwave Corporation, 130 Baytech Drive, San Jose, California 95134.

APPENDIX A

Endwave Corporation

2007 Equity Incentive Plan

Adopted by Board: March 23, 2000
Approved by Stockholders: March 31, 2000
Amended and Restated by Board: July 7, 2000
Approved by Stockholders: August 24, 2000
Amended, Restated and Retitled by Board: May 29, 2007
Approved by Stockholders:          , 2007
Termination Date: May 28, 2017

1.	General.

(a) Amendment and Restatement of 2000 Plan.  This Plan was adopted by the Board to amend, restate and retitle the Endwave Corporation 2000 Equity Incentive Plan (the “2000 Plan”).

(b) Eligible Award Recipients.  The persons eligible to receive Awards are Employees, Directors and Consultants.

(c) Available Awards.  The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) General Purpose.  The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.  Definitions.  As used in the Plan, the definitions contained in this Section 2 shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company. Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 3(c).

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means Endwave Corporation, a Delaware corporation.

(i) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(k) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale, lease or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the securities or assets of the Company;

(ii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iii) the consummation of a reverse merger following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise.

The term Corporate Transaction shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Corporate Transaction (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Corporate Transaction or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(l) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

(m) “Director” means a member of the Board.

(n) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

(o) “Effective Date” means March 31, 2000.

(p) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(q) “Entity” means a corporation, partnership, limited liability company or other entity.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(t) “Incentive Stock Option” means an option granted pursuant to Section 6 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(v) “Nonstatutory Stock Option” means any option granted pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(y) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(z) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.

(aa) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(d).

(bb) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(cc) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(dd) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ee) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ff) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 7(d)(ii).

(gg) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; and (xxviii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(hh) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any Award, the Board is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(ii) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(jj) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 7(d)(i).

(kk) “Plan” means this Endwave Corporation 2007 Equity Incentive Plan.

(ll) “Preferred Stock” means the preferred stock of the Company.

(mm) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

(nn) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(oo) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

(pp) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(qq) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(rr) “Securities Act” means the Securities Act of 1933, as amended.

(ss) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(c).

(tt) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(uu) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(vv) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ww) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

3.	Administration.

(a) Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 3(c).

(b) Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Awards, and to establish, amend and revoke rules and regulations for the Plan’s administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards.

(iv) To accelerate the time at which a Stock Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and to bring the Plan and/or Stock Awards into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 10(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan, but only to the extent required by applicable law or listing requirements. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that the Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected Participant’s consent, the Board may amend the terms of any one or more Awards if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(xi) To effect, at any time and from time to time, with the consent of any adversely affected Optionholder, (A) the reduction of the exercise price of any outstanding Option under the Plan; (B) the cancellation of any outstanding Option under the Plan and the grant in substitution therefor of (1) a new Option under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (2) a Restricted Stock Award (including a stock bonus), (3) a Stock Appreciation Right, (4) Restricted Stock Unit, (5) an Other Stock Award, (6) cash and/or (7) other valuable consideration (as determined by the Board, in its sole discretion); or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to Committee.

(i) General.  The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the

Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated to the Committee, Committees, subcommittee or subcommittees.

(ii) Section 162(m) and Rule 16b-3 Compliance.  In the sole discretion of the Board, the Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee which need not consist of Outside Directors the authority to grant Awards to eligible persons who are either (1) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee which need not consist of Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Delegation to an Officer.  The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options (and, to the extent permitted by applicable law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value pursuant to Section 2(s)(ii).

(e) Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	Shares Subject to the Plan.

(a) Share Reserve.  Subject to the provisions of Section 10(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed five million nine hundred forty thousand four hundred eighty two (5,940,482) shares of Common Stock, plus an annual increase to be added on January 1st of each year, commencing on January 1, 2008 and ending on January 1, 2012 (each such day, a “Calculation Date”), equal to the least of (i) six percent (6%) of the total number of shares of Common Stock outstanding (assuming conversion of all outstanding shares of Preferred Stock into Common Stock) on each such Calculation Date (rounded down to the nearest whole share), (ii) one million five hundred thousand (1,500,000) shares or (iii) a number of shares determined by the Board prior to each such Calculation Date, which number shall be less than the foregoing (i) and (ii).

For clarity, the limitation in this Section 4(a) is a limitation in the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 4(a) does not limit the granting of Stock Awards except as provided in Section 8(a). Shares may be issued in connection with a merger or acquisition as permitted by NASD Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award (i) expires or otherwise terminates without having been exercised in full or (ii) is settled in cash (i.e., the holder of the Stock Award receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of the Common Stock that may be issued pursuant to the Plan.

(b) Reversion of Shares to the Share Reserve.  If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares which are forfeited shall revert to and again become available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to Section 9(g) or as consideration for the exercise of an Option shall again become available for issuance under the Plan. Notwithstanding the provisions of this Section 4(b), any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options.

(c) Incentive Stock Option Limit.  Notwithstanding anything to the contrary in this Section 4(c), subject to the provisions of Section 10(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be the number of shares of Common Stock in the share reserve pursuant to Section 4(a).

(d) Section 162(m) Limitation on Annual Grants.  Subject to the provisions of Section 10(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted covering more than one million five hundred thousand (1,500,000) shares of Common Stock.

(e) Source of Shares.  The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the market or otherwise.

5.	Eligibility.

(a) Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to employees of the Company or a parent corporation or subsidiary corporation (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Consultants.  A Consultant shall be eligible for the grant of a Stock Award only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is a natural person, or because of any other rule governing the use of Form S-8.

6.	Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a) Term.  Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

(b) Exercise Price.  Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption of or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such options are Incentive Stock Options).

(c) Consideration.  The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(c) are:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(d) Transferability of Options.  The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer.  An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner consistent with applicable tax and securities laws upon the Optionholder’s request.

(ii) Domestic Relations Orders.  Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that an Incentive Stock Option may be deemed to be a Nonqualified Stock Option as a result of such transfer.

(iii) Beneficiary Designation.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be the beneficiary of an Option with the right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

(e) Vesting Generally.  The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f) Termination of Continuous Service.  Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionholder and the Company, in the event that an Optionholder’s

Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(g) Extension of Termination Date.  An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(h) Disability of Optionholder.  In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i) Death of Optionholder.  In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated as the beneficiary of the Option upon the Optionholder’s death, but only within the period ending on the earlier of (A) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (B) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate. If the Optionholder designates a third party beneficiary of the Option in accordance with Section 6(d)(iii), then upon the death of the Optionholder such designated beneficiary shall have the sole right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

(j) Early Exercise.  The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option, unless the Board otherwise specifically provides in the Option.

7.	Provisions of Stock Awards other than Options.

(a) Restricted Stock Awards.  Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  A Restricted Stock Award may be awarded in consideration for (A) past or future services actually or to be rendered to the Company or an Affiliate, or (B) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting.  Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability.  Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b) Restricted Stock Unit Awards.  Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting.  At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment.  A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions.  At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents.  Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vii) Compliance with Section 409A of the Code.  Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award. For example, such restrictions may include, without limitation, a requirement that any Common Stock that is to be issued in a year following the year in which the Restricted Stock Unit Award vests must be issued in accordance with a fixed pre-determined schedule.

(c) Stock Appreciation Rights.  Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Term.  No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

(ii) Strike Price.  Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

(iii) Calculation of Appreciation.  The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(iv) Vesting.  At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(v) Exercise.  To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi) Payment.  The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vii) Termination of Continuous Service.  In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(viii) Compliance with Section 409A of the Code.  Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Stock Appreciation Rights will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. For example, such restrictions may include, without limitation, a requirement that a Stock Appreciation Right that is to be paid wholly or partly in cash must be exercised and paid in accordance with a fixed pre-determined schedule.

(d) Performance Awards.

(i) Performance Stock Awards.  A Performance Stock Award is a Stock Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum number of shares that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 7(d)(i) shall not exceed one million five hundred thousand (1,500,000) shares of Common Stock. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards.  A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum value that may be granted to any Participant in a calendar year attributable to cash awards described in this Section 7(d)(ii) shall not exceed one million dollars ($1,000,000). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that Common Stock authorized under this Plan may be used in payment of Performance Cash Awards, including additional shares in excess of the Performance Cash Award as an inducement to hold shares of Common Stock.

(e) Other Stock Awards.  Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

8.	Covenants of the Company.

(a) Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

(c) No Obligation to Notify.  The Company shall have no duty or obligation to any holder of a Stock Award to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

9.	Miscellaneous.

(a) Use of Proceeds from Sales of Common Stock.  Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards.  Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has exercised the Stock Award pursuant to its terms and the Participant shall not be deemed to be a stockholder of record until the issuance of the Common Stock pursuant to such exercise has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights.  Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations.  Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; or (iv) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery.  Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i) Deferrals.  To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A of the Code.  To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date, the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

10.	Adjustments upon Changes in Common Stock; Other Corporate Events.

(a) Capitalization Adjustments.  In the event of a Capitalization Adjustment, the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 4(d) and 7(d)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation.  Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction.  The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

(i) Stock Awards May Be Assumed.  Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3.

(ii) Stock Awards Held by Current Participants.  Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time at which such Stock Awards may be exercised) shall be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii) Stock Awards Held by Persons other than Current Participants.  Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Stock Awards in Lieu of Exercise.  Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise.

11.	Termination or Suspension of the Plan.

(a) Plan Term.  Unless sooner terminated by the Board pursuant to Section 3, the Plan shall automatically terminate on May 28, 2017. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights.  Termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

12.	Effective Date of Plan.

This Plan shall become effective on the Effective Date.

13.	Choice of Law.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

PROXY
ENDWAVE CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS
For The Annual Meeting of Stockholders
To be held July 18, 2007
The undersigned hereby appoints Edward A. Keible, Jr. and Brett W. Wallace, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Endwave Corporation, which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Endwave Corporation to be held at the corporate headquarters of Endwave Corporation in San Jose, California, on Wednesday, July 18, 2007 at 8:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.
(continued on reverse side)

A. Election of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

1.	To elect two directors to hold office until the 2010 Annual Meeting of Stockholders.

Nominees:
		For	Withhold

	01 – Joseph J. Lazzara	☐	☐

	02 – Eric D. Stonestrom	☐	☐
B. Issue
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

		For	Against	Abstain

2.	To approve an amendment to our Certificate of Incorporation to decrease the authorized number of shares of common stock from 100,000,000 to 50,000,000 shares.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

		For	Against	Abstain

3.	To approve our 2007 Equity Incentive Plan.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

		For	Against	Abstain

4.	To ratify the selection by the Audit Committee of the Board of Directors of Burr, Pilger & Mayer LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.	☐	☐	☐
C. Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
Dated:                                         , 2007

Signature(s)
PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.